Exhibit 1.01

Infinera Corporation
Conflict Minerals Report
For the Reporting Period January 1, 2023 to December 31, 2023

Introduction
This is the Conflict Minerals Report of Infinera Corporation (“we,” “our,” “us,” or “Infinera”) prepared for calendar year 2023 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended (the “Act”). Rule 13p-1 imposes certain reporting obligations on registrants whose manufactured products contain certain conflict minerals that are necessary to the functionality or production of such products. The term “conflict minerals” is defined in Item 1.01(d) of Form SD as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted), cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted), or their derivatives (“3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or adjoining countries, which are the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (collectively with the DRC, the “Covered Countries”).
In conducting due diligence on our supply chain for purposes of complying with Rule 13p-1, we designed our efforts in conformity with the internationally recognized due diligence framework provided by the Organization for Economic Co-Operation and Development (“OECD”). Specifically, this is based on and designed to comply with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements on tantalum, tin, tungsten and gold (collectively, the “OECD Guidance”).
Overview
Company Profile
Infinera Corporation (the "Company") is a semiconductor manufacturer and global supplier of networking solutions comprised of networking equipment, optical semiconductors, software and services. Our portfolio of solutions includes optical transport platforms, converged packet-optical transport platforms, compact modular platforms, optical line systems, coherent optical engines and subsystems, a suite of automation software offerings, and support and professional services. Leveraging our U.S.-based compound semiconductor fabrication plant and in-house test and packaging capabilities, we design, develop and manufacture industry-leading indium phosphide-based photonic integrated circuits for use in our vertically integrated, high-capacity optical communications products.
Our customers include operators of fixed line and mobile networks, including telecommunications service providers, internet content providers, cable providers, wholesale carriers, research and education institutions, large enterprises, utilities and government entities. Our networking solutions enable our

Exhibit 1.01
customers to build infrastructure networks that support and deliver high-bandwidth business and consumer communications services. Our edge-to-core portfolio of networking solutions also enable our customers to scale their transport networks as end-user services and applications continue to drive growth in demand for network bandwidth. These end-user services and applications include, but are not limited to, high-speed internet access, 4G/5G mobile broadband, cloud-based services, high-definition video streaming services, virtual and augmented reality, the Internet of Things, artificial intelligence, machine learning, business Ethernet services and data center interconnect.
Our hardware products for the reporting period include our (i) optical transport platforms; (ii) converged packet-optical transport platforms; (iii) compact modular platforms; (iv) optical line systems; and (v) coherent optical subsystems, which are collectively referred to herein as the “Covered Products.” We have determined that certain hardware components of our Covered Products contain one or more conflict minerals and thus, the Covered Products are within the scope of Rule 13p-1.
Although most of the Covered Products contain conflict minerals, we do not directly source 3TG from mines or “mineral processors” (herein referred to as “smelters and refiners”). Instead, we source components and materials from suppliers, who source their components and materials from sub-tier suppliers. Our company is far removed from the upstream smelters and refiners in our supply chain, and we are therefore considered a “downstream company”, as described by the OECD Guidance. Due to our position in the supply chain, we rely on our direct suppliers that supply us with components and/or materials containing 3TG to provide information on the conflict minerals necessary to the functionality and production of our products. Relevant suppliers are requested to assist in our good faith reasonable country of origin inquiry (“RCOI”) and due diligence efforts, including the identification of the smelters and refiners for the conflict minerals used in the products supplied to us.
Reasonable Country of Origin Inquiry
We procure our components and materials from a variety of suppliers around the world and we have determined that during calendar year 2023 we manufactured (or contracted to manufacture) Covered Products as to which conflict minerals are necessary to the functionality or production of such products. In accordance with Rule 13p-1, we conducted our RCOI to determine whether the necessary conflict minerals may have originated in the Covered Countries or come from recycled or scrap sources.
Our RCOI process included conducting an inquiry of our direct suppliers using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). We do not have direct supply contracts with the providers of raw materials used in our Covered Products and we do not directly source 3TGs. We source components and materials from suppliers, which in turn, source materials, components and products from their suppliers. Our supply chain is extensive and complex with many layers of suppliers positioned between ourselves and 3TG smelters and refiners. Due to our extended supply chain, we leverage our suppliers to provide us with information concerning the sources and chains of custody of 3TGs necessary to the functionality or production of Covered Products.

Exhibit 1.01
We required our direct suppliers to query their upstream suppliers using the CMRT. We used the CMRT responses from our direct suppliers to gather information regarding the origin of the minerals in the components and materials they supplied to us, as well as to identify the smelters and refiners that may have processed the conflict minerals in our supply chain. We obtained additional country of origin information for the smelters identified as potentially being within our supply chain through our membership in the RMI. Based on the results of our RCOI, we determined that a number of smelters and/or refiners identified in our supply chain either do or may source 3TG from the Covered Countries, and we have exercised due diligence regarding the source and chain of custody of such conflict minerals.
Design of Conflict Minerals Program
We designed our conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Guidance, specifically as it relates to our position in the minerals supply chain as a “downstream” company:
Step 1: Establish strong company management systems
Step 2: Identify and assess risk in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Support independent third-party audits of supply chain due diligence
Step 5: Report on supply chain due diligence
Consistent with the OECD Guidance, we relied upon multi-stakeholder initiatives that provide verification processes for conflict-free minerals from smelters or refiners that may provide those minerals to companies in our supply chain. We, as a purchaser of components and materials, are many steps removed from the mining of conflict minerals, do not purchase raw ore or unrefined conflict minerals, do not purchase minerals directly from smelters or refiners, and do not conduct purchasing activities directly in any of the Covered Countries.
Due Diligence Measures Performed
The following describes the measures taken to reasonably determine the country of origin of conflict minerals and to exercise due diligence regarding our supply chain in conformance with the OECD Guidance.
Step 1: Establish strong company management systems
a.Conflict minerals team – We have a conflict minerals team that includes individuals from the appropriate business units and departments, including executive officers and members from legal, finance, operations and procurement. The team is structured to ensure critical information, including our policies related to this subject matter, reach relevant employees and suppliers.
b.Conflict minerals policy – Together with our Supplier Code of Conduct, our Conflict Minerals Policy establishes our expectations of our suppliers. The Conflict Minerals Policy

Exhibit 1.01
can be found on our website at https://www.infinera.com/wp-content/uploads/Conflict-Minerals-Policy-Grievance-06012021.pdf and the Supplier Code of Conduct can be found on our website at https://www.infinera.com/wp-content/uploads/Infinera-Supplier-Code-of-Conduct-2021-0277-SUP-RevC-0421.pdf. These documents are available via a link on our Corporate Social Responsibility webpage at https://www.infinera.com/social-responsibility/code-of-ethics/ and are periodically reviewed and will be updated, if necessary.
c.Supplier engagement – We required our suppliers to fully disclose any materials found in components or products they supply to us that contain 3TG. In addition, we have incorporated requirements for compliance with conflict minerals disclosure into the periodic business reviews conducted with key suppliers. The periodic business reviews enable us to evaluate the performance and set goals for continuous improvement regarding supply chain issues including any issues related to conflict minerals..
d.Supply Chain System of Controls – We have a supply chain system of controls, which is based on the engagement of our direct suppliers and the disclosure by our suppliers of relevant 3TG sourcing information. The goal of this system is to collect the necessary information from suppliers to identify the smelters and refiners in our supply chain and to obtain the information necessary to meet legal and customer reporting requirements.Our relevant suppliers provide us with information on the source of the 3TG used in their products with the use of tools such as the CMRT. We employ a third-party database to assess supplier responses for completeness.
e.Company level grievance mechanism – As recommended by the OECD Guidance, we have established a grievance mechanism, which is set forth in our Conflict Minerals Policy. Reports can be made anonymously and will be kept confidential to the fullest extent practicable and allowed by law.
f.Records management – We will continue to maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines.
Step 2: Identify and assess risk in the supply chain
We performed the following steps as part of our risk assessment process:
a.Identified Direct Suppliers – We identified all direct, or first tier, suppliers that may provide components and materials containing 3TG in the Covered Products during the calendar year 2023 reporting period. We relied on our direct suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to us – including sources of conflict minerals that are supplied to them by upstream suppliers.
b.Conducted RCOI – We utilized the industry-developed CMRT to query our direct suppliers for conflict minerals information, and we require our direct suppliers to query their upstream suppliers using the CMRT for the necessary conflict minerals information. We evaluated the information gathered from the CMRTs submitted by our direct suppliers to determine our due diligence and reporting obligations based on this RCOI.

Exhibit 1.01
c.Completed additional follow-up – We reviewed the CMRT submissions to validate if they were complete and to identify any contradictions or inconsistencies. We employ a third-party database to perform the analysis of supplier CMRT data based on criteria established by us in collaboration with the third party. We also have worked with suppliers to secure updated responses where necessary.
d.Identified smelters and refiners – We collected a list of smelters and refiners that may have processed conflict minerals in our supply chain by utilizing the responses to the CMRT. We reconciled this list to the list of smelter and refiners designated as “compliant” by the RMI Responsible Minerals Assurance Process (“RMAP”). We have provided that list in this report.
Step 3: Design and implement a strategy to respond to identified risks
We performed the following steps as part of our risk management plan:
a.Designed and implemented a plan –We adopted and utilized the CMRT to monitor and mitigate supply chain risk.
b.Verified smelters – As part of the risk mitigation process, we reconciled the list of smelters collected from suppliers to the list of smelter facilities designated as “RMAP compliant” by the RMAP.
c.Supplier outreach – We followed up with suppliers that did not initially respond to our requests to complete the CMRT and followed up with questions to explain contradictions and inconsistencies.
d.Met with management – Members of the conflict minerals team periodically report to a designated committee of our senior management, including our Chief Financial Officer, our SVP of Global Operations and our Chief Legal Officer.
Step 4: Support independent third-party audits of supply chain due diligence
We utilized the RMI’s published lists to verify the status of smelters and refiners that source from Covered Countries as compliant with the RMAP assessment protocols for responsible sourcing of conflict minerals.

Exhibit 1.01
We are a member of the RMI. As a member, we have supported the development of the RMAP and have utilized the RMAP to determine the country of origin of conflict minerals in our products. The RMAP uses independent third-party audits to certify smelters and refiners that can demonstrate that the 3TGs which they process do not originate from sources that may be directly or indirectly financing or benefitting armed groups in a Covered Country. The efforts to determine location of origin through the RMI is described on the RMI website at: http://www.responsiblemineralsinitiative.org. We remain supportive of industry-wide efforts to expand smelter certification.
Step 5: Report on supply chain due diligence
This report and our Form SD will be filed with the Securities and Exchange Commission (“SEC”), and this report is publicly available on our website at www.infinera.com.
Results of RCOI and Due Diligence
We conducted a survey of the 586 direct suppliers we identified that may provide products or components containing 3TG and received a response to our inquiry from over 93 percent of our direct suppliers for calendar year 2023. We did receive, however, some incomplete responses from those surveyed, including responses that still contain incomplete smelter lists. As we do not directly purchase from any smelters and refiners, nor do the majority of our suppliers, we have very little influence over their sourcing. We rely, to a large extent, on the information provided by independent third-party audit programs. Such sources of information may contain incomplete or inaccurate data, and may be subject to fraud.
We have determined that a portion of the conflict minerals contained in the Covered Products originated from the Covered Countries, but we were unable to determine the origin of all the conflict minerals in our Covered Products. Because we have not described any of our products as “DRC conflict free,” an independent private sector audit is not required to be conducted under Rule 13p-1, based on guidance from the SEC’s staff, and therefore has not been conducted.

Smelters or Refineries
We present in this report a list of smelters and refiners provided by those of our suppliers that completed the smelter list on the CMRT, to the extent reasonably determinable, and that may have provided conflict minerals in any of the Covered Products. This table, included in Appendix 1, is as of May 16, 2024 and includes only facilities, to the extent known, that have been validated by the RMI as facilities that are currently listed in the RMAP or are listed in the CMRT as “known smelters or refiners.” For smelter and refiner identification, the vast majority of our suppliers provided data at a company or divisional level, or otherwise were unable to identify specific entities that had processed 3TGs contained in the materials, components, or products supplied to us. This was expected given the multiple tiers of suppliers and other entities that are positioned between our direct suppliers and 3TG smelters or refiners. Because of this, we are unable, at this time, to verify that any of the 3TG smelters or refiners that our suppliers identified were part of our raw materials supply chain.

Exhibit 1.01
Due Diligence Improvement Efforts
We will continue to communicate our expectations and information requirements to our direct suppliers and continue to work towards a conflict-free supply chain. In addition, we will continue to make inquiries of our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence process or reporting needs improvement, we currently intend to continue the trade relationship while that supplier improves its compliance program. We expect our direct suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.
In addition to the plans described above, we will undertake the following steps during the next reporting period:
•Continue to collect responses from suppliers using the CMRT, including the collection of more product-level responses.
•Continue to work directly with our suppliers to provide more complete responses as a number of suppliers have been unable to determine the origin of the 3TG in products or components supplied to us or to determine whether they come from recycled or scrap sources.
•Continue to support supply chain transparency efforts through our membership in RMI.
•Compare and validate RCOI results to information collected via independent conflict-free smelter validation programs such as the RMAP.
•Continue to allow verified conflict-free material from the Covered Countries to enter our supply chain.

Additional Information
The statements above are based on the RCOI process and due diligence performed in good faith by Infinera. These statements are based on information available at the time. A number of factors could introduce errors or otherwise affect our status with respect to this Conflict Minerals Report. These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, all instances of conflict minerals necessary to the functionality or manufacturing of our products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, language barriers and translation, oversights or errors in conflict free smelter audits, Covered Countries sourced materials being declared secondary materials, companies in our supply chain going out of business, certification programs being not equally advanced for all industry segments and metals, updated guidance regarding the SEC final rules, and smuggling of conflict minerals from the Covered Countries to countries beyond the Covered Countries. Information contained on our website or any website referred to in this Conflict Minerals Report is not incorporated by reference unless expressly noted.

Exhibit 1.01

Appendix 1
Smelters and Refiners

Metal	Smelter Name	Location	RMAP Status
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	RMAP Compliant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	RMAP Non-Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	RMAP Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	RMAP Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	RMAP Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	RMAP Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	RMAP Compliant
Gold	Asahi Pretec Corp.	JAPAN	RMAP Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	RMAP Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	RMAP Non-Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	RMAP Compliant
Gold	Aurubis AG	GERMANY	RMAP Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	RMAP Compliant
Gold	Boliden AB	SWEDEN	RMAP Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	RMAP Compliant
Gold	Caridad	MEXICO	RMAP Non-Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	RMAP Compliant
Gold	Cendres + Metaux S.A.	SWITZERLAND	RMAP Non-Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	RMAP Non-Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	No Longer Known
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	RMAP Compliant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	RMAP Compliant
Gold	Chimet S.p.A.	ITALY	RMAP Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	RMAP Compliant
Gold	Chugai Mining	JAPAN	RMAP Compliant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	RMAP Non-Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	RMAP Compliant
Tin	Alpha	UNITED STATES OF AMERICA	RMAP Compliant
Tin	PT Aries Kencana Sejahtera	INDONESIA	RMAP Compliant
Tin	PT Premium Tin Indonesia	INDONESIA	RMAP Compliant

Exhibit 1.01

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	RMAP Non-Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	RMAP Compliant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	No Longer Known
Gold	Dowa	JAPAN	RMAP Compliant
Tin	Dowa	JAPAN	RMAP Compliant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	RMAP Compliant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	RMAP Compliant
Tin	Estanho de Rondonia S.A.	BRAZIL	RMAP Compliant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	No Longer Known
Tantalum	F&X Electro-Materials Ltd.	CHINA	RMAP Compliant
Tin	Fenix Metals	POLAND	RMAP Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	RMAP Non-Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	RMAP Non-Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	RMAP Compliant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	RMAP Non-Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	RMAP Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	RMAP Compliant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	RMAP Non-Conformant
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	RMAP Non-Conformant
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	RMAP Compliant
Gold	Heimerle + Meule GmbH	GERMANY	RMAP Compliant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	RMAP Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	RMAP Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	RMAP Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	RMAP Non-Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	RMAP Non-Conformant
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	RMAP Non-Conformant
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	RMAP Non-Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	RMAP Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	RMAP Compliant
Gold	Istanbul Gold Refinery	TURKEY	RMAP Compliant
Gold	Japan Mint	JAPAN	RMAP Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	RMAP Compliant

Exhibit 1.01

Gold	Jiangxi Copper Co., Ltd.	CHINA	RMAP Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	No Longer Known
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	RMAP Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	RMAP Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	RMAP Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	RMAP Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	RMAP Non-Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	RMAP Non-Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	RMAP Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	RMAP Non-Conformant
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	RMAP Non-Conformant
Gold	Kazzinc	KAZAKHSTAN	RMAP Compliant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	RMAP Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	RMAP Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	RMAP Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	RMAP Non-Conformant
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	RMAP Non-Conformant
Gold	Lingbao Gold Co., Ltd.	CHINA	RMAP Non-Conformant
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	RMAP Non-Conformant
Tin	China Tin Group Co., Ltd.	CHINA	RMAP Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	RMAP Compliant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	RMAP Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	RMAP Non-Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	RMAP Compliant
Gold	Materion	UNITED STATES OF AMERICA	RMAP Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	RMAP Compliant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	RMAP Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	RMAP Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	RMAP Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	RMAP Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	RMAP Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	RMAP Compliant

Exhibit 1.01

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	RMAP Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	RMAP Compliant
Tin	Mineracao Taboca S.A.	BRAZIL	RMAP Compliant
Tantalum	Mineracao Taboca S.A.	BRAZIL	RMAP Compliant
Tin	Minsur	PERU	RMAP Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	RMAP Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	RMAP Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	RMAP Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	RMAP Compliant
Tantalum	NPM Silmet AS	ESTONIA	RMAP Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	RMAP Non-Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	RMAP Compliant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	RMAP Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	RMAP Compliant
Gold	Nihon Material Co., Ltd.	JAPAN	RMAP Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	RMAP Compliant
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	RMAP Non-Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	RMAP Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	RMAP Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	RMAP Non-Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	RMAP Compliant
Gold	PAMP S.A.	SWITZERLAND	RMAP Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	RMAP Non-Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	RMAP Non-Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	RMAP Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	RMAP Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	RMAP Compliant
Tin	PT Babel Surya Alam Lestari	INDONESIA	RMAP Compliant
Tin	PT Bangka Tin Industry	INDONESIA	RMAP Non-Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	RMAP Non-Conformant
Tin	PT Bukit Timah	INDONESIA	RMAP Compliant
Tin	PT Mitra Stania Prima	INDONESIA	RMAP Compliant
Tin	PT Panca Mega Persada	INDONESIA	RMAP Non-Conformant
Tin	PT Prima Timah Utama	INDONESIA	RMAP Compliant
Tin	PT Refined Bangka Tin	INDONESIA	RMAP Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	RMAP Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	RMAP Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	RMAP Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	RMAP Compliant
Tin	PT Timah Nusantara	INDONESIA	No Longer Known

Exhibit 1.01

Tin	PT Tinindo Inter Nusa	INDONESIA	RMAP Compliant
Tin	PT Tommy Utama	INDONESIA	RMAP Compliant
Gold	PX Precinox S.A.	SWITZERLAND	RMAP Compliant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	RMAP Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	RMAP Compliant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	RMAP Compliant
Gold	Royal Canadian Mint	CANADA	RMAP Compliant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	RMAP Compliant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	RMAP Non-Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	RMAP Non-Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	RMAP Non-Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	RMAP Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	RMAP Non-Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	RMAP Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	RMAP Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	RMAP Non-Conformant
Tin	Soft Metais Ltda.	BRAZIL	RMAP Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	RMAP Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	RMAP Non-Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	RMAP Compliant
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	RMAP Non-Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	RMAP Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	RMAP Compliant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	RMAP Compliant
Tin	Thaisarco	THAILAND	RMAP Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	RMAP Non-Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	RMAP Non-Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	RMAP Compliant

Exhibit 1.01

Gold	Tokuriki Honten Co., Ltd.	JAPAN	RMAP Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	RMAP Non-Conformant
Gold	Torecom	KOREA, REPUBLIC OF	RMAP Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	RMAP Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	RMAP Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	RMAP Compliant
Gold	Valcambi S.A.	SWITZERLAND	RMAP Compliant
Tin	VQB Mineral and Trading Group JSC	VIET NAM	RMAP Non-Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	RMAP Compliant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	RMAP Compliant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	RMAP Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	RMAP Compliant
Gold	Yamakin Co., Ltd.	JAPAN	RMAP Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	RMAP Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	RMAP Compliant
Tin	Yunnan Tin Company Limited	CHINA	RMAP Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	RMAP Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	RMAP Compliant
Gold	Morris and Watson	NEW ZEALAND	RMAP Non-Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	RMAP Compliant
Gold	Guangdong Jinding Gold Limited	CHINA	RMAP Non-Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	RMAP Non-Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	RMAP Non-Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	RMAP Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	RMAP Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	RMAP Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	RMAP Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	RMAP Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	RMAP Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	RMAP Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	RMAP Compliant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	No Longer Known
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	RMAP Compliant
Tin	PT Tirus Putra Mandiri	INDONESIA	RMAP Non-Conformant

Exhibit 1.01

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	RMAP Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	RMAP Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	RMAP Non-Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	RMAP Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	RMAP Compliant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	RMAP Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	RMAP Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	RMAP Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	RMAP Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	RMAP Compliant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	RMAP Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	RMAP Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	RMAP Compliant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	RMAP Non-Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	RMAP Non-Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	RMAP Compliant
Gold	Shangdong Humon Smelting Co., Ltd	CHINA	RMAP Non-Conformant
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	RMAP Non-Conformant
Tantalum	KEMET de Mexico	MEXICO	RMAP Compliant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	RMAP Compliant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	RMAP Compliant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	RMAP Compliant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	RMAP Compliant
Tantalum	TANIOBIS GmbH	GERMANY	RMAP Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	No Longer Known
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	RMAP Compliant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	RMAP Compliant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	RMAP Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	RMAP Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	RMAP Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	RMAP Compliant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	RMAP Non-Conformant

Exhibit 1.01

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	RMAP Non-Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	RMAP Non-Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	RMAP Non-Conformant
Gold	Sudan Gold Refinery	SUDAN	RMAP Non-Conformant
Tin	CV Ayi Jaya	INDONESIA	RMAP Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	RMAP Non-Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	RMAP Non-Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	RMAP Non-Conformant
Gold	T.C.A S.p.A	ITALY	RMAP Compliant
Gold	Remondis Argentia B.V.	Netherlands	RMAP Compliant
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	RMAP Non-Conformant
Gold	Industrial Refining Company	BELGIUM	RMAP Non-Conformant
Gold	Shirpur Gold Refinery Ltd.	INDIA	RMAP Non-Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	RMAP Compliant
Tin	PT Rajehan Ariq	INDONESIA	RMAP Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	RMAP Compliant
Gold	Marsam Metals	BRAZIL	RMAP Non-Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	RMAP Compliant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	RMAP Compliant
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA	No Longer Known
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	RMAP Non-Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	RMAP Compliant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	RMAP Non-Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	RMAP Compliant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	RMAP Compliant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	RMAP Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	RMAP Non-Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	RMAP Non-Conformant
Tin	Super Ligas	BRAZIL	RMAP Compliant
Gold	Albino Mountinho Lda.	PORTUGAL	RMAP Non-Conformant
Gold	SAAMP	FRANCE	RMAP Non-Conformant
Gold	L'Orfebre S.A.	ANDORRA	RMAP Compliant

Exhibit 1.01

Gold	8853 S.p.A.	ITALY	RMAP Non-Conformant
Gold	Italpreziosi	ITALY	RMAP Compliant
Tin	Metallo Belgium N.V.	BELGIUM	RMAP Compliant
Tin	Metallo Spain S.L.U.	SPAIN	RMAP Compliant
Tin	PT Bangka Prima Tin	INDONESIA	RMAP Compliant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	No Longer Known
Gold	WIELAND Edelmetalle GmbH	GERMANY	RMAP Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	RMAP Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	RMAP Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	RMAP Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	No Longer Known
Tungsten	ACL Metais Eireli	BRAZIL	RMAP Non-Conformant
Tin	Thai Nguyen Nonferrous Metal Co.	VIETNAM	No Longer Known
Tin	PT Menara Cipta Mulia	INDONESIA	RMAP Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	RMAP Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	RMAP Compliant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	RMAP Non-Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	RMAP Non-Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	RMAP Non-Conformant
Gold	Sai Refinery	INDIA	RMAP Non-Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	RMAP Non-Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	RMAP Non-Conformant
Gold	Bangalore Refinery	INDIA	RMAP Non-Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	RMAP Non-Conformant
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	RMAP Non-Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	RMAP Non-Conformant
Gold	JALAN & Company	INDIA	RMAP Non-Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	RMAP Compliant
Gold	Planta Recuperadora de Metales SpA	CHILE	RMAP Compliant
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	RMAP Non-Conformant
Gold	Safimet S.p.A	ITALY	RMAP Non-Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	RMAP Compliant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	RMAP Non-Conformant
Gold	African Gold Refinery(1)	UGANDA	RMAP Non-Conformant
Gold	Gold Coast Refinery	GHANA	RMAP Non-Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	RMAP Compliant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	RMAP Compliant

Exhibit 1.01

Tin	PT Bangka Serumpun	INDONESIA	RMAP Compliant
Tin	Pongpipat Company Limited	MYANMAR	RMAP Non-Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	RMAP Non-Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	RMAP Compliant
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	RMAP Non-Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	RMAP Non-Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	RMAP Non-Conformant
Tin	PT Masbro Alam Stania	INDONESIA	No Longer Known
Tin	PT Rajawali Rimba Perkasa	INDONESIA	RMAP Compliant
Gold	CGR Metalloys Pvt Ltd.	INDIA	RMAP Non-Conformant
Gold	Sovereign Metals	INDIA	RMAP Non-Conformant
Tin	Luna Smelter, Ltd.	RWANDA	RMAP Compliant
Tungsten	KGETS Co., Ltd.	REPUBLIC OF KOREA	No Longer Known
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	RMAP Compliant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	No Longer Known
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	RMAP Compliant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	RMAP Non-Conformant
Tin	Precious Minerals and Smelting Limited	INDIA	RMAP Non-Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	RMAP Non-Conformant
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	RMAP Non-Conformant
Tungsten	GEM Co., Ltd.	CHINA	RMAP Compliant
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	No Longer Known
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	RMAP Compliant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	RMAP Compliant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	RMAP Non-Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	RMAP Compliant
Gold	Augmont Enterprises Private Limited	INDIA	RMAP Non-Conformant
Gold	Kundan Care Products Ltd.	INDIA	RMAP Non-Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	RMAP Compliant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	RMAP Compliant
Gold	Emerald Jewel Industry India (Unit 1)	INDIA	RMAP Non-Conformant
Gold	Emerald Jewel Industry India (Unit 2)	INDIA	RMAP Non-Conformant
Gold	Emerald Jewel Industry India (Unit 3)	INDIA	RMAP Non-Conformant

Exhibit 1.01

Gold	Emerald Jewel Industry India (Unit 4)	INDIA	RMAP Non-Conformant
Gold	K.A. Rasmussen	NORWAY	RMAP Non-Conformant
Gold	Alexy Metals	UNITED STATES OF AMERICA	RMAP Non-Conformant
Tin	CRM Synergies	SPAIN	RMAP Compliant
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	No Longer Known
Gold	Sellem Industries Ltd.	MAURITANIA	No Longer Known
Gold	MD Overseas	INDIA	RMAP Non-Conformant
Tungsten	Artek LLC	RUSSIAN FEDERATION	RMAP Non-Conformant
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	RMAP Non-Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	RMAP Compliant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	RMAP Compliant
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA	RMAP Compliant
Tungsten	Fujian Xinlu Tungsten	CHINA	RMAP Compliant
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	RMAP Non-Conformant
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	RMAP Non-Conformant
Gold	WEEEREFINING	FRANCE	RMAP Compliant
Gold	Value Trading	BELGIUM	No Longer Known
Gold	Gold by Gold Colombia	COLOMBIA	RMAP Compliant
Tungsten	LLC Vostok	RUSSIAN FEDERATION	RMAP Non-Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	RMAP Non-Conformant
Gold	Dongwu Gold Group	CHINA	RMAP Non-Conformant
Gold	Sam Precious Metals	UNITED ARAB EMIRATES	RMAP Non-Conformant
Tin	DS Myanmar	MYANMAR	RMAP Compliant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	RMAP Compliant
Tantalum	5D Production OU	ESTONIA	RMAP Non-Conformant
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	RMAP Non-Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	RMAP Compliant
Gold	Coimpa Industrial LTDA	BRAZIL	RMAP Compliant
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM	RMAP Non-Conformant
Tantalum	PowerX Ltd.	RWANDA	RMAP Compliant
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	RMAP Non-Conformant

Exhibit 1.01

Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	RMAP Compliant
(1) Certain suppliers reported via CMRT responses the presence of this entity, which was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control on March 17, 2022, in their raw materials supply chain. As discussed in this report, we are unable, at this time, to verify that any of the 3TG smelters or refiners that our suppliers identified were part of our raw materials supply chain. We will continue to engage with our suppliers to improve due diligence efforts and transparency and to communicate our expectations and information requirements to work towards a conflict-free supply chain.